UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2011	(June 13, 2011)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2011, Metro Bancorp, Inc. (“Metro”) disclosed on its Current Report on Form 8-K that Peter M. Musumeci, Jr., then Senior Loan Officer of Metro Bank, a wholly-owned subsidiary of Metro, had announced his plan to retire from his position and continue to serve the Bank as a consultant to the Bank's lending functions. On and effective June 13, 2011, Metro and the Bank entered into a consulting agreement (“Agreement”) with Mr. Musumeci for the contemplated services.

The Agreement, which contains non-solicitation, non-competition and confidentiality provisions, will remain in force until terminated by either party upon sixty days notice to the other party. The Agreement may also be terminated upon the occurrence of insolvency of either party or a breach of the Agreement by either party and such insolvency or breach is not cured as provided under the Agreement.

Mr. Musumeci will provide services under the Agreement as an independent contractor for a monthly fee of $16,000 plus reimbursement of all reasonable costs and expenses.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1     Consulting Agreement by and between Peter M. Musumeci, Jr. and Metro Bancorp, Inc. and Metro Bank, dated June 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: June 17, 2011

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement by and between Peter M. Musumeci, Jr. and Metro Bancorp, Inc. and Metro Bank, dated June 13, 2011.